EXHIBIT 31.2

              CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT
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                TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
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I, Kurt R. Stevenson, Senior Executive Vice President and Principal Financial and Accounting Officer of UnionBancorp, Inc., certify that:

1.   I have reviewed this quarterly report on Form 10-Q/A of UnionBancorp, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:    July 14, 2006




/s/ KURT R. STEVENSON
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Kurt R. Stevenson
Senior Executive Vice President and
Principal Financial and Accounting Officer